EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-104179 of Cox Communications, Inc. on Form S-8 of our report dated March 30, 2004, appearing in this Annual Report on Form 11-K of Cox Communications, Inc. 2002 Employee Stock Purchase Plan for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Atlanta, Georgia March 30, 2004